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                                     BY-LAWS

                                       OF

                             ATWOOD INDUSTRIES, INC.


                                    ARTICLE I

                                     OFFICES

         The corporation shall have and continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without a state.

                                   ARTICLE II

                                  SHAREHOLDERS

          SECTION 2.1. ANNUAL MEETING. An annual meeting of the shareholders shall be held at such time as may be provided by resolution of the Board of Directors.

          SECTION 2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the chairman, president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

          SECTION 2.3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the corporation.

          SECTION 2.4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the chairman, president, or the secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjournment meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

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         SECTION 2.5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled ro notice of or to vote at any meting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

         SECTION 2.6. VOTING LISTS. The officer or agent having charge or the transfer books for shares of the corporation shall make, within 20 days after the record date for a meeting of shareholders or at least ten days before each meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 2.7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

         SECTION 2.8.  PROXIES.

                  2.8.1 A shareholder may appoint a proxy to vote or otherwise act for him or hereby signing an appointment form, and delivering it to the person so appointed.



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                  2.8.2 No proxy shall be valid after the expiration of 11
months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                  2.8.3 An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally. By way of example and without limiting the generality of the foregoing, a proxy is coupled with an interest when the proxy appointed is one of :he following:

                              2.8.3.1 a pledgee;

                              2.8.3.2 a person who has purchased or has agreed
                    to purchase the shares:

                              2.8.3.3 a creditor of the Corporation who has
                    extended it credit under terms requiring the appointment, if the appointment states the purpose for which it was given, the name of the creditor, and the amount of credit extended;

                              2.8.3.4 an employee of the corporation whose
                    employment contract requires the appointment, if the appointment states the purpose for which it was given, the name of the employee, and the period of employment; or

                              2.8.3.5 a party to a voting agreement created
                    under the Business Corporation Act of 1983.

                  2.8.4 The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under :he appointment.

                  2.8.5 An appointment made irrevocable under subsection (c) becomes revocable when the interest in the proxy terminates such as when the pledge is redeemed, the shares registered in the purchaser's name, the creditor's debt is paid, the employment contract ends, or the voting agreement expires.

                  2.8.6 A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant or its existence when the share were acquired and both the existence of the appointment and its irrevocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

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                  2.8.7 Unless the appointment of a proxy contains an express limitation on the proxy's authority, a corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

          SECTION 2.9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

         SECTION 2.10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining :he total number of outstanding, shares entitled to vote at any given time.

                  2.10.1 Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, or proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. A corporation may treat the chairman, president or other person holding the position of chief executive officer of such other corporation as authorized :o vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares included in any voting list prepared in accordance with the Business Corporation Act of 1983.

                  2.10.2 Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  2.10.3 Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

                  2.10.4 A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  2.10.5 Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of

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examination by a shareholder of the corporation, in person or by agent or attorney, as is the record of shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

         SECTION 2.11. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

          SECTION 2.12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

                  2.12.1 Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  2.12.2 Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number or shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 2.13.  INFORMAL ACTION BY SHAREHOLDERS.

                  2.13.1 Unless otherwise provided in the articles or incorporation or the Business Corporation Act, ant action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

                  2.13.2 In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Business Corporation Act of 1983 if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under the

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Business Corporation Act such state, in lieu of any statement required by such
Business Corporation Act concerning any vote of shareholders, that written consent has been delivered in accordance with the provisions of the Business Corporation Act and that written notice has been delivered as provided in the Business Corporation Act.

          SECTION 2.14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

          SECTION 3.1. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of the board of directors.

          SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than two nor more than eight. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

                  3.2.1 A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

         SECTION 3.3.  REMOVAL OF DIRECTORS.

                  3.3.1 One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

                       3.3.1.1 No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                       3.3.1.2 If the corporation has cumulative voting, and if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

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                        3.3.1.3 If a director is elected by a class or series
of shares, he or she may be removed only by the shareholders of that class or series.

                  3.3.2 The provisions of subsection (a) shall lot preclude the circuit court of the county in which the corporation's registered office is located from removing a director of the corporation from office in a proceeding commenced either by corporation or by shareholders of the corporation holding at least 10 percent of the outstanding shares of any class if the court finds (1) the director is engaged in fraudulent or dishonest conduct or has grossly abused his or her position to the detriment of the corporation, and (2) removal is in the best interest of the corporation. If the court removes a director, it may bar the director from reelection for a period prescribed by the court. If such a proceeding is commenced by the shareholders, they shall make the corporation a party defendant.

          SECTION 3.4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 3.5. SPECIAL MEETINGS. Special meeting of the board of directors may be called by or at the request of the chairman, president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

         SECTION 3.6. NOTICE. Notice of any special meeting shall be given at least one day previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director amends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver or notice of such meeting.

         SECTION 3.7. QUORUM. A majority of the number of directors fixed by these bylaws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting, at any time without further notice. At any time the corporation has a variable range board of directors, a quorum shall consist of a majority of the directors then in office, but not less than a majority of the minimum number of directors specified for the variable range of the board unless the articles of incorporation or these by-laws specify a greater number. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

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         SECTION 3.8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

         SECTION 3.9. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. In lieu of action by shareholders at either an annual or special meeting, the board or directors by resolution may fill the vacancy.

         SECTION 3.10.  ACTION WITHOUT A MEETING.

                  3.10.1 Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting, forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

                  3.10.2 The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specified a different effective date.

                  3.10.3 Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under this Act.

         SECTION 3.11. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.12.  DIRECTOR CONFLICT OF INTEREST.

                  3.12.1 If a transaction is fair to a corporation at the time it is authorized, approved, or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction.

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                  3.12.2 In a proceeding contesting the validity of a
transaction described in subsection (a), the person asserting validity has the burden of proving fairness unless:

                        3.12.2.1 the material facts of the transaction and the director's interest or relationship were disclosed or known to the board of directors or a committee of the board and the board or committee authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum: or

                        3.12.2.2 the material facts of the transaction and the director's interest or relationship were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction without counting the vote of any shareholder who is an interested director.

                  3.12.3 The presence of the director, who is directly or indirectly a parry to the transaction described in subsection (a), or a director who is otherwise not disinterested, may be counted in determining whether a quorum is present but may not be counted when the board of directors or a committee of the board takes action on the transaction.

                  3.12.4 For purposes of this Section, a director is "indirectly" a party to a transaction if the other party to the transaction is an entity in which the director has a material financial interest or of which the director is an officer, director or general partner.

         SECTION 3.13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.14.  COMMITTEES.

                  3.14.1 A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

                  3.14.2 Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote or its members shall determine the time and place of meetings and the notice required therefor.

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                  3.14.3 To the extent specified by the board of directors or in the articles of incorporation or by-laws, each committee may exercise the authority of the board of directors; provided, however, a committee may not:

                    3.14.3.1 authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

                    3.14.3.2 approve or recommend to shareholders any act required to be approved by shareholders;

                    3.14.3.3 fill vacancies on the board or on any of its committees;

                    3.14.3.4 elect or remove officers or fix the compensation of any member of the committee;

                    3.14.3.5 adopt, amend or repeal the by-laws;

                    3.14.3.6 approve a plan of merger not requiring shareholder approval;

                    3.14.3.7 authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;

                    3.14.3.8 authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

                    3.14.3.9 amend, alter, repeal, or take action inconsistent with any resolution or action of the board of when resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                  3.14.4 EXECUTIVE COMMITTEE. The executive committee shall consist of the Chairman, President, and Secretary. When the board of directors is not in session, the executive committee shall have all the powers, duties, responsibilities and authority of the board, except as prohibited by law.

                                   ARTICLE IV

                                    OFFICERS


          SECTION 4.1. NUMBER. The officers of the corporation shall be a chairman, president, the number of vice-presidents, if any, as determined by the board of directors, a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.


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          SECTION 4.2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new officers created and filled at any meeting of the board of directors. Each new officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contact rights.

          SECTION 4.3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4.4. CHAIRMAN. The chairman shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He shall have such other duties as may be prescribed by the board of directors from time to time.

          SECTION 4.5. PRESIDENT. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the chairman and the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directors of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. In the absence of the chairman, he shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

         SECTION 4.6. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there may be more than one vice-president, the vice- presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

         SECTION 4.7. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman, president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the board of directors may determine.

         SECTION 4.8. THE SECRETARY. The Secretary shall: (a) record the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman, president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman, president or by the board of directors.

         SECTION 4.9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman, president or the board of directors. The assistant secretaries may sign with the chairman, president. or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, to be executed, according to the requirements of the form of the instrument, except when a different mode or execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

          SECTION 4.10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 5.1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 5.2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 5.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          SECTION 5.4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 6.1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the chairman, president or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile. the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

                  6.1.1 The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

          SECTION 6.2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

          SECTION 6.3. TRANSFER OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of a signature and other appropriate assurances that the endorsement is effective.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII

                          DISTRIBUTIONS TO SHAREHOLDERS

         SECTION 8.1. The board of directors of a corporation may authorize, and the corporation may make, distributions to its shareholders, subject to any restriction in the articles or incorporation and subject also to the limitations of subsection (c) of this Section.

         SECTION 8.2. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a distribution is the date of the resolution of the board of directors authorizing the distribution.

         SECTION 8.3. No distribution may be made if, after giving it effect:

                  8.3.1  the corporation would be insolvent; or

                  8.3.2 the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

         SECTION 8.4. The board of directors may base a determination that a distribution may be made under subsection (c) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

          SECTION 8.5. The effect of a distribution under subsection (c) is measured as of the earlier of:

                  8.5.1 the date of its authorization if payment occurs within 120 days after the date of authorization or the date of payment if payment occurs more than 120 days after the date of authorization; or

                  8.5.2 in the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, the earlier of (i) the date money or other property is transferred or debt incurred by the corporation or (ii) the date shareholders cease to be shareholders.

                                   ARTICLE IX

                                      SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

         Unless the power to make, alter, amend, or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws may be made, altered. amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the action of the shareholders adopting such by-laws so states. No provision of these by-laws which grants the shareholders the right to make, alter, amend or repeal the by-laws may be amended by the board of directors.

                                   ARTICLE XII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 12.1. The corporation shall have power to indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 12.2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjusted to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

         SECTION 12.3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 12.4. Any indemnification under sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         SECTION 12.5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

         SECTION 12.6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 12.7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

         SECTION 12.8. If a corporation has paid indemnity or has advanced expenses to a director, officer, employee, or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         SECTION 12.9. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         SECTION 12.10. For purposes of this Article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this article.